Exhibit 99.1

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First Quarter 2011
Earnings Release
and Supplemental Information

[PICTURE OF SC1 DATA CENTER]

SC1 Data Center	Santa Clara, CA

DuPont Fabros Technology, Inc. 1212 New York Avenue, NW Suite 900 Washington, D.C. 20005	(202) 728-0044 www.dft.com NYSE: DFT	Investor Relations Contact: Mr. Christopher A. Warnke investorrelations@dft.com (202) 478-2330

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First Quarter 2011 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary and Debt Maturity	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2011 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

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NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS FIRST QUARTER 2011 RESULTS

Revenues up 20%

Funds From Operations per share up 27%

WASHINGTON, DC, — May 3, 2011 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter ended March 31, 2011. All per share results are reported on a fully diluted basis.

Highlights

•	As of today, the company’s stabilized operating portfolio is 99% leased, NJ1 Phase I is 22% leased, CH1 Phase II is 50% pre-leased and SC1 Phase I is 13% pre-leased.

•	First quarter 2011 activity, as previously reported:

•	Signed five leases totaling 13.65 megawatts (“MW”) and 74,982 raised square feet with an average lease term of 7.9 years.

•	Issued 4.1 million shares of 7.625% Series B perpetual preferred stock, raising net proceeds of approximately $97.5 million.

•	Amended line of credit to eliminate the 1% LIBOR floor and lowered the interest rate. As of today, there are no borrowings under this facility.

•	Commenced development of CH1 Phase II totaling 18.2 MW which is scheduled to be completed in the first quarter of 2012.

•	Subsequent to the first quarter:

•	Signed one pre-lease totaling 2.28 MW at SC1 Phase I, which represents 13% of the building.

Hossein Fateh, President and Chief Executive Officer of the company, said, “We started strong in 2011, leasing 16 megawatts of critical load year to date, which is approximately 70% of the total leased in 2010. Also, we remain on time and budget to open our new developments, SC1 Phase I and ACC6 Phase I, in the third quarter of 2011. These two developments total 31.2 megawatts, representing a 20% increase in our operating portfolio. We continue to see good demand for our wholesale locations.”

First Quarter 2011 Results

For the quarter ended March 31, 2011, the company reported earnings of $0.15 per share compared to $0.08 per share for the first quarter of 2010. Revenues increased 20%, or $11.6 million, to $68.5 million for the first quarter of 2011 over the first quarter of 2010. This increase is primarily due to leases commencing at CH1 Phase I, ACC5 Phase II and NJ1 Phase I.

Funds from Operations (“FFO”) for the quarter ended March 31, 2011 was $0.38 per share compared to $0.30 per share for the quarter ended March 31, 2010. The increase of 27% or $0.08 per share is due to:

•	Higher operating income of $0.05 per share due to leases commencing at CH1 Phase I, ACC5 Phase II and NJ1 Phase I, and

•

Lower fixed charges of $0.03 per share representing lower interest expense of $0.08 per share due to the payoff of the ACC4 Term Loan in October 2010 and higher interest capitalization in the first quarter of 2011, partially offset by preferred dividends of $0.05 per share.

Portfolio Update

During the first quarter of 2011, the company:

•

Signed five leases totaling 13.65 MW and 74,982 raised square feet with an average lease term of 7.9 years and approximate contract value of $230 million. Two of the leases are at ACC5 Phase II totaling 4.55 MW of critical load and 22,000 raised square feet and three pre-leases are at CH1 Phase II totaling 9.10 MW of critical load and 52,982 raised square feet. The CH1 Phase II pre-leases are expected to commence in the first quarter of 2012.

•

Commenced three leases totaling 5.12 MW of critical load and 24,683 raised square feet. Two commenced at ACC5 Phase II totaling 4.55 MW of critical load and 22,000 raised square feet and one at NJ1 Phase I totaling 0.57 MW of critical load and 2,683 raised square feet.

Subsequent to the first quarter, the company signed one pre-lease at SC1 Phase I totaling 2.28 MW of critical load, a lease term of 7.0 years and a lease commencement expected in the third quarter of 2011.

SC1 Phase I in Santa Clara, California, ACC6 Phase I in Ashburn, Virginia and CH1 Phase II in Elk Grove Village, Illinois are in development. The company currently expects SC1 Phase I and ACC6 Phase I to be completed during the third quarter of 2011. CH1 Phase II is expected to be completed in the first quarter of 2012. Each development is fully funded and on schedule.

The company has entered into a contract, subject to customary closing conditions, to purchase an undeveloped parcel of land totaling 23 acres adjacent to the ACC data center campus in Ashburn, Virginia for $9.6 million. The company expects to close on this purchase in 2011. This parcel of land would allow for the construction of the company’s prototype data center of 36.4 MW of critical load at some future date, subject to obtaining the appropriate funding.

Capital Markets Update

In March 2011, the company sold 4.1 million shares of 7.625% Series B perpetual preferred stock at a price of $25 per share, raising net proceeds of approximately $97.5 million in an underwritten public offering. The net proceeds from this offering, together with borrowings under its revolving credit facility, are expected to fully fund the development of CH1 Phase II.

In February 2011, the company amended its $100 million line of credit and lowered its interest rate on this facility by eliminating the LIBOR floor of 1% and instituting a tiered pricing grid based upon leverage that ranges from LIBOR plus 3.25% to LIBOR plus 4.25%. As of today, there are no borrowings under this facility.

2011 Guidance

The company has established an FFO guidance range of $0.39 to $0.42 per share for the second quarter of 2011. The primary differences between the company’s first quarter FFO and the midpoint of the second quarter 2011 FFO guidance are:

•	Higher operating income of $0.02 per share due to three leases that commenced in the first quarter of 2011 and one lease that commenced in April 2011 and

•

Lower fixed charges of $0.01 per share representing lower interest expense of $0.02 per share due to higher interest capitalization in the second quarter of 2011, partially offset by preferred dividends of $0.01 per share.

The company reaffirms the FFO guidance range of $1.50 to $1.70 per share for the full year 2011.

The assumptions underlying this guidance can be found on page 15 of this press release.

First Quarter 2011 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Wednesday, May 4, 2011 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-888-349-9587 (domestic) or 1-719-457-2607 (international). A replay will be available for seven days by dialing 1-877-870-5176 (domestic) or1-858-384-5517 (international) using conference ID 7751925. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

Second Quarter 2011 Conference Call

DuPont Fabros Technology, Inc. expects to announce second quarter 2011 results on Tuesday, August 2, 2011 and to host a conference call to discuss those results at 10:00 a.m. ET on Wednesday, August 3, 2011.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The Company’s data centers are highly specialized, secure, network-neutral facilities used primarily by national and international Internet and enterprise companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2011 FFO guidance are not realized, the risk that the company may be unable to obtain financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risks related to the leasing of available space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company will not declare and pay dividends as anticipated for 2011 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands except share and per share data)

	Three months ended March 31,
	2011	2010
Revenues:
Base rent	$46,975	$34,918
Recoveries from tenants	20,858	19,490
Other revenues	666	2,501

Total revenues	68,499	56,909
Expenses:
Property operating costs	18,100	17,354
Real estate taxes and insurance	1,656	1,246
Depreciation and amortization	18,091	15,096
General and administrative	4,798	3,590
Other expenses	198	1,841

Total expenses	42,843	39,127

Operating income	25,656	17,782
Interest income	211	25
Interest:
Expense incurred	(7,659)	(11,629)
Amortization of deferred financing costs	(624)	(947)

Net income	17,584	5,231
Net income attributable to redeemable noncontrolling interests—operating partnership	(4,547)	(1,940)

Net income attributable to controlling interests	13,037	3,291
Preferred stock dividends	(4,157)	—

Net income attributable to common shares	$8,880	$3,291

Earnings per share – basic:
Net income attributable to common shares	$0.15	$0.08

Weighted average common shares outstanding	60,210,596	42,067,964

Earnings per share – diluted:
Net income attributable to common shares	$0.15	$0.08

Weighted average common shares outstanding	61,382,290	43,339,741

Dividends declared per common share	$0.12	$0.08

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except share and per share data)

	Three months ended March, 31,
	2011	2010

Net income	$17,584	$5,231
Depreciation and amortization	18,091	15,096
Less: Non real estate depreciation and amortization	(203)	(144)

FFO	35,472	20,183
Preferred stock dividends	(4,157)	—

FFO attributable to common shares and OP units	$31,315	$20,183
Straight-line revenues	(11,868)	(7,887)
Amortization of lease contracts above and below market value	(536)	(798)
Compensation paid with Company common shares	1,406	792

AFFO	$20,317	$12,290

FFO attributable to common shares and OP units per share - diluted	$0.38	$0.30

AFFO per share - diluted	$0.25	$0.18

Weighted average common shares and OP units outstanding - diluted	82,383,011	68,143,394

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Income producing property:
Land	$50,531	$50,531
Buildings and improvements	1,775,907	1,779,955

	1,826,438	1,830,486
Less: accumulated depreciation	(189,270)	(172,537)

Net income producing property	1,637,168	1,657,949
Construction in progress and land held for development	439,155	336,686

Net real estate	2,076,323	1,994,635
Cash and cash equivalents	226,716	226,950
Restricted cash	273	1,600
Rents and other receivables	3,322	3,227
Deferred rent	104,635	92,767
Lease contracts above market value, net	12,768	13,484
Deferred costs, net	44,931	45,543
Prepaid expenses and other assets	19,556	19,245

Total assets	$2,488,524	$2,397,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$148,700	$150,000
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	19,885	21,409
Construction costs payable	48,027	67,262
Accrued interest payable	14,447	2,766
Dividend and distribution payable	13,415	12,970
Lease contracts below market value, net	22,067	23,319
Prepaid rents and other liabilities	24,190	22,644

Total liabilities	840,731	850,370
Redeemable noncontrolling interests—operating partnership	507,734	466,823
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at March 31, 2011 and December 31, 2010	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 4,050,000 issued and outstanding at March 31, 2011 and no shares issued or outstanding at December 31, 2010	101,250	—
Common stock, $.001 par value, 250,000,000 shares authorized, 60,934,509 shares issued and outstanding at March 31, 2011 and 59,827,005 shares issued and outstanding at December 31, 2010	61	60
Additional paid in capital	896,049	946,379
Accumulated deficit	(42,301)	(51,181)

Total stockholders’ equity	1,140,059	1,080,258

Total liabilities and stockholders’ equity	$2,488,524	$2,397,451

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three months ended March 31,
	2011	2010
Cash flow from operating activities
Net income	$17,584	$5,231
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	18,091	15,096
Straight line rent	(11,868)	(7,887)
Amortization of deferred financing costs	624	947
Amortization of lease contracts above and below market value	(536)	(798)
Compensation paid with Company common shares	1,406	792
Changes in operating assets and liabilities
Restricted cash	223	—
Rents and other receivables	(95)	540
Deferred costs	(1,300)	(431)
Prepaid expenses and other assets	(495)	(606)
Accounts payable and accrued liabilities	(1,524)	(5,211)
Accrued interest payable	11,681	11,482
Prepaid rents and other liabilities	(406)	2,699

Net cash provided by operating activities	33,385	21,854

Cash flow from investing activities
Investments in real estate – development	(110,589)	(33,555)
Redemption of marketable securities held to maturity	—	34,983
Interest capitalized for real estate under development	(6,254)	(4,074)
Improvements to real estate	(437)	(1,250)
Additions to non-real estate property	(63)	(63)

Net cash used in investing activities	(117,343)	(3,959)

Cash flow from financing activities
Issuance of preferred stock, net of offering costs	97,482	—
Mortgage notes payable:
Repayments	(1,300)	(500)
Return of escrowed proceeds	1,104	2,333
Exercises of stock options	129	208
Payments of financing costs	(155)	(425)
Dividends and distributions:
Common shares	(7,179)	—
Preferred shares	(3,723)	—
Redeemable noncontrolling interests – operating partnership	(2,634)	—

Net cash provided by financing activities	83,724	1,616

Net (decrease) increase in cash and cash equivalents	(234)	19,511
Cash and cash equivalents, beginning	226,950	38,279

Cash and cash equivalents, ending	$226,716	$57,790

Supplemental information:
Cash paid for interest	$2,233	$4,221

Deferred financing costs capitalized for real estate under development	$295	$329

Construction costs payable capitalized for real estate under development	$48,027	$23,199

Redemption of OP units for common shares	$21,500	$28,900

Adjustments to redeemable noncontrolling interests	$60,376	$91,315

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of March 31, 2011

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	100%	100%
CH1 Phase I (6)	Elk Grove Village, IL	2008	285,000	122,000	18.2	95%	95%
VA3	Reston, VA	2003	256,000	147,000	13.0	100%	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%

Subtotal— stabilized			1,712,000	840,000	137.9

Completed not Stabilized
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	22%	9%

Total Operating Properties			1,892,000	928,000	156.1

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(3)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed as of March 31, 2011 (including the 13% NJ1 Phase I lease that commenced on April 1, 2011) represent $192 million of base rent on a straight-line basis and $168 million on a cash basis over the next twelve months. This excludes contractual management fees and approximately $2 million net amortization increase in revenue of above and below market leases.
(6)	In February 2011, the Company executed a new lease at CH1 Phase II with an existing tenant of CH1 Phase I, representing 3.9 MW of available critical load. In exchange, the Company agreed to take back 0.9 MW leased by the tenant in CH1 Phase I, lowering the percentage leased and commenced from 100% to 95%.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of March 31, 2011

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2011. The information set forth in the table assumes that tenants exercise no renewal options and takes into account early tenant termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2011	1	5	0.6%	1,138	0.8%	0.9%
2012	2	82	9.6%	7,340	5.2%	4.6%
2013	3	45	5.3%	4,630	3.3%	2.4%
2014	7	50	5.8%	7,887	5.6%	5.8%
2015	7	99	11.6%	17,850	12.7%	11.7%
2016	5	83	9.7%	12,698	9.0%	9.0%
2017	7	91	10.7%	15,663	11.1%	11.4%
2018	4	75	8.8%	15,309	10.9%	11.1%
2019	9	116	13.6%	21,067	14.9%	13.8%
2020	6	65	7.6%	11,862	8.4%	9.2%
After 2020	9	142	16.7%	25,570	18.1%	20.1%

Total	60	853	100%	141,014	100%	100%

(1)	The operating properties have a total of 27 tenants with 60 different lease expiration dates. The top three tenants represented 58% of annualized base rent as of March 31, 2011.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	One MW is equal to 1,000 kW.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of March 31, 2011

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	Percentage Pre-Leased
Current Development Projects
SC1 Phase I	Santa Clara, CA (6)	180,000	88,000	18.2	$230,000 - 240,000	$196,655	0%
ACC6 Phase I	Ashburn, VA (6)	131,000	66,000	13.0	115,000 - 125,000	88,174	0%
CH1 Phase II	Elk Grove Village, IL (7)	200,000	109,000	18.2	190,000 - 200,000	31,930	50%

		511,000	263,000	49.4	535,000 - 565,000	316,759

Future Development Projects/Phases

NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2	39,306	39,306
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2	55,000 - 59,000	51,960
ACC6 Phase II	Ashburn, VA	131,000	66,000	13.0	24,000 - 28,000	24,657

		491,000	242,000	49.4	$118,306 - 126,306	115,923

Land Held for Development
ACC7	Ashburn, VA	100,000	50,000	10.4	—	4,289
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4	—	2,184

		400,000	221,000	46.8		6,473

Total		1,402,000	726,000	145.6		$439,155

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion. Future Phase II development projects include land, shell, underground work and capitalized interest through Phase I opening only.
(5)	Amount capitalized as of March 31, 2011.
(6)	Completion expected during the third quarter of 2011. As of May 3, 2011, SC1 Phase I is 13% pre-leased.
(7)	Completion expected during the first quarter of 2012.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of March 31, 2011

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$148,700	21.3%	5.8%	3.7
Unsecured	550,000	78.7%	8.5%	6.0

Total	$698,700	100.0%	7.9%	5.5

Fixed Rate Debt:
Unsecured Notes	$550,000	78.7%	8.5%	6.0

Fixed Rate Debt	550,000	78.7%	8.5%	6.0

Floating Rate Debt:
Unsecured Credit Facility	—	—	—	2.1
ACC5 Term Loan	148,700	21.3%	5.8%	3.7

Floating Rate Debt	148,700	21.3%	5.8%	3.7

Total	$698,700	100.0%	7.9%	5.5

Note:	The Company capitalized interest and deferred financing cost amortization of $6.5 million during the three months ended March 31, 2011.
(1)	Rate as of March 31, 2011.

Debt Maturity as of March 31, 2011

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (3)
2011	$—		$3,900	(2)	$3,900	0.6%	5.8%
2012	—		5,200	(2)	5,200	0.7%	5.8%
2013	—		5,200	(2)	5,200	0.7%	5.8%
2014	—		134,400	(2)	134,400	19.3%	5.8%
2015	125,000	(1)	—		125,000	17.9%	8.5%
2016	125,000	(1)	—		125,000	17.9%	8.5%
2017	300,000	(1)	—		300,000	42.9%	8.5%

Total	$550,000		$148,700		$698,700	100%	7.9%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC5 Term Loan matures on December 2, 2014 with no extension option. Scheduled quarterly principal amortization payments of $1.3 million started in the first quarter of 2011.
(3)	Rate as of March 31, 2011.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	3/31/11	12/31/10
Interest Coverage Ratio (not less than 2.0)	3.0	2.8

Total Debt to Gross Asset Value (not to exceed 60%)	26.2%	27.4%

Secured Debt to Total Assets (not to exceed 40%)	5.6%	5.9%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	312.0%	308.8%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of March 31, 2011

(in thousands except per share data)

Mortgage Notes Payable				$148,700
Unsecured Notes				550,000

Total Debt				698,700	23.5%
Common Shares	74%	60,935
Operating Partnership (“OP”) Units	26%	20,937

Total Shares and Units	100%	81,872
Common Share Price at March 31, 2011		$24.25

Common Share and OP Unit Capitalization			$1,985,396
Preferred Stock ($25 per share liquidation preference)			286,250

Total Equity				2,271,646	76.5%

Total Market Capitalization				$2,970,346	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q1 2011	Q1 2010
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic	60,210,596	42,067,964

Shares issued from assumed conversion of:
- Restricted Shares	335,378	407,695
- Stock Options	836,316	864,082

Total Common Shares - diluted	61,382,290	43,339,741

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	60,210,596	42,067,964
OP Units – basic	21,000,721	24,803,653

Total Common Shares and OP Units	81,211,317	66,871,617

Shares and OP Units issued from assumed conversion of:
- Restricted Shares	335,378	407,695
- Stock Options	836,316	864,082

Total Common Shares and Units - diluted	82,383,011	68,143,394

Period Ending Amounts Outstanding:

Common Shares	60,934,509
OP Units	20,937,499

Total Common Shares and Units	81,872,008

DUPONT FABROS TECHNOLOGY, INC.

2011 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q2 2011 per share	Expected 2011 per share

Net income per common share and unit – diluted	$0.17 to $0.20	$0.58 to $0.74
Depreciation and amortization, net	0.22	0.92 to 0.96

FFO per share – diluted (1)	$0.39 to $0.42	$1.50 to $1.70

Note: 2011 guidance assumes an additional financing of $75 million in late 2011.

2011 Debt Assumptions

Weighted average debt outstanding	$696.8 million
Weighted average interest rate	7.9%

Total interest costs	$55.0 million
Amortization of deferred financing costs	$3.6 million
Interest expense capitalized	$(22.9) to $(25.7) million
Deferred financing costs amortization capitalized	$(1.2) to $(1.4) million

Total interest expense after capitalization	$31.5 to $34.5 million

2011 Other Guidance Assumptions

Total revenues	$285 to $315 million
Other revenues (included in total revenues)	$8 to $10 million
Straight-line revenues (included in total revenues)	$35 to $45 million
Below market lease amortization, net of above market lease amortization	$2 million
General and administrative expense	$16 to $18 million
Investments in real estate - development	$365 to $385 million
Improvements to real estate excluding development	$4 to $6 million
Estimated dividend distribution payout	$0.48 per share
Weighted average common shares and OP units - diluted	83 million

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of our liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to pay dividends or make distributions.